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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 24, 2008 on the consolidated financial statements of Health Benefits Direct Corporation and Subsidiaries for the years ended December 31, 2007 and 2006 included herein on the registration statement of Health Benefits Direct Corporation on Form SB-2, and to the reference to our firm under the heading "Experts" in the prospectus.


Boca Raton, Florida                     /s/ Sherb & Co., LLP
April 30, 2008                      Certified Public Accountants